As filed with the Securities and Exchange Commission on October 30, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NETSCOUT SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	04-2837575
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

310 Littleton Road Westford, MA	01886
(Address of Principal Executive Offices)	(Zip Code)

NetScout Systems, Inc. 2007 Equity Incentive Plan, as amended

(Full titles of the plans)

Anil K. Singhal, President and Chief Executive Officer

NetScout Systems, Inc.

310 Littleton Road

Westford, MA 01886

(978) 614-4000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Miguel J. Vega, Esq.

Cooley LLP

500 Boylston Street

Boston, MA 02116

(617) 937-2319

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
NetScout Systems, Inc. 2007 Equity Incentive Plan, as amended
Common Stock, $0.001 par value per share	8,500,000 shares (3)	$37.89	$322,065,000.00	$32,431.95

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s common stock that become issuable under the plans by reason of any stock dividend, stock split, recapitalization or other similar transaction.
(2)	This estimate is made pursuant to Rule 457(h) and Rule 457(c)(1) of the Securities Act solely for purposes of calculating the registration fee. The price per share and aggregate offering price are based upon the average of the high and low prices of the Registrant’s common stock on October 27, 2015, as reported on the Nasdaq Global Select Market.
(3)	Represents shares of the Registrant’s common stock that were added to the number of shares authorized for issuance under the NetScout Systems, Inc. 2007 Equity Incentive Plan, as amended, pursuant to an amendment of the plan, which amendment was approved by the Registrant’s stockholders on September 22, 2015 (the “Plan”).

EXPLANATORY NOTE

This Registration Statement on Form S-8 registers 8,500,000 additional shares of Common Stock, $0.001 par value per share (the “Common Stock”), of NetScout Systems, Inc. (the “Registrant”) which are reserved for issuance under the Plan.

Pursuant to General Instruction E of Form S-8, this registration statement incorporates by reference the Registration Statements on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on December 27, 2007 (File No. 333-148364) and December 9, 2011 (File No. 333-178411), which registered 5,000,000 and 8,000,000 shares of common stock of the Registrant, respectively, with respect to the Plan, for which registration fees were paid with the filing of such Registration Statements.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Item 1.	Plan Information.

The documents containing the information specified in this Item 1 have been or will be sent or given to participants in the Plan as specified by Rule 428(b)(1) of the Securities Act. In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

Item 2.	Registrant Information and Employee Plan Annual Information.

The documents containing the information specified in this Item 2 have been or will be sent or given to participants in the Plan as specified by Rule 428(b)(1) of the Securities Act. In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The Registrant hereby incorporates the following documents herein by reference:

(a) the Registrant’s latest Annual Report on Form 10-K for the fiscal year ended March 31, 2015, filed with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on May 20, 2015;

(b) all other reports filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act subsequent to March 31, 2015; and

(c) the description of the Common Stock, $0.001 par value per share, contained in Item I of the Registrant’s Registration Statement on Form 8-A, filed with the Commission pursuant to Section 12 of the Exchange Act on June 3, 1999 (File No. 000-26251), including all amendments or reports filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference from the date of filing of such documents.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Set forth below is a description of how the Registrant’s Third Amended and Restated Certificate of Incorporation (the “Charter”), the Delaware General Corporation Law (the “DGCL”) and certain agreements entered into between the Registrant and its directors and officers treat the indemnification of the Registrant’s directors and officers. This description is intended as a summary only and is qualified in its entirety by reference to the Charter and the DGCL.

Section 102 of the DGCL permits a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his or her duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit.

Section 145 of the DGCL provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he is or is threatened to be made a party by reason of such position, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

As permitted by the DGCL, the Charter provides that: (i) the Registrant is required to indemnify its directors, trustees, partners, officers employees or agents to the fullest extent permitted by the DGCL; (ii) the Registrant may, upon satisfaction of certain conditions, advance all expenses incurred by its directors, officers, other employees and agents in connection with certain legal proceedings; (iii) the rights conferred in the Charter are not exclusive; and (iv) the Registrant is authorized to enter into indemnification agreements with its directors, officers, employees and agents.

The Registrant has entered into indemnification agreements with all of its directors and executive officers and maintains insurance for each director and executive officer.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Exhibit Number	Description

4.1	Third Amended and Restated Certificate of Incorporation of NetScout Systems, Inc. (filed as Exhibit 3.3, 4.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-76843), filed with the Commission on April 22, 1999 and incorporated herein by reference).

4.2	Composite copy of Amended and Restated By-laws of NetScout Systems, Inc. (filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 000-26251), filed with the Commission on July 17, 2014 and incorporated herein by reference).

4.3	Form of Common Stock Certificate of the Registrant (filed as Exhibit 4.3 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended March 31, 2001 (File No. 000-26251), filed with the Commission on June 29, 2001 and incorporated herein by reference).

5.1 *	Opinion of Cooley LLP.

23.1 *	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

23.2 *	Consent of Cooley LLP. Reference is made to Exhibit 5.1.

24.1 *	Power of Attorney. Reference is made to the signature page hereto.

99.1	NetScout Systems, Inc. 2007 Equity Incentive Plan, as amended (filed as Appendix A to the Registrant’s Definitive Proxy Statement on Schedule 14A (File No. 000-26251), filed with the Commission on July 28, 2015 and incorporated herein by reference).

99.2	NetScout Systems, Inc. Form of Restricted Stock Unit Agreement and Terms and Conditions with respect to the NetScout Systems, Inc. 2007 Equity Incentive Plan (filed as Exhibit 99.2 to the Registrant’s Registration Statement on Form S-8 (File No. 333-148364), filed with the Commission on December 27, 2007 and incorporated herein by reference).

*	Exhibits marked with an asterisk (*) are filed herewith.

Item 9.	Undertakings.

1.	The undersigned Registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) of the Securities Act, if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d) That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424 of the Securities Act;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

2.	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s Annual Report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s Annual Report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westford, Commonwealth of Massachusetts, on October 30, 2015.

NETSCOUT SYSTEMS, INC.

By:	/s/ ANIL K. SINGHAL
Anil K. Singhal
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Anil K. Singhal and Jean Bua, and each of them, as his or her true and lawful attorneys-in-fact and agents, each with the full power of substitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Anil K. Singhal Anil K. Singhal	President, Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)	October 30, 2015

/s/ Jean Bua Jean Bua	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	October 30, 2015

/s/ Victor DeMarines Victor DeMarines	Member of the Board of Directors	October 30, 2015

/s/ Robert E. Donahue Robert E. Donahue	Member of the Board of Directors	October 30, 2015

/s/ John R. Egan John R. Egan	Member of the Board of Directors	October 30, 2015

/s/ Joseph G. Hadzima, Jr. Joseph G. Hadzima, Jr.	Member of the Board of Directors	October 30, 2015

/s/ James A. Lico James A. Lico	Member of the Board of Directors	October 30, 2015

/s/ Vincent J. Mullarkey Vincent J. Mullarkey	Member of the Board of Directors	October 30, 2015

/s/ Christopher Perretta Christopher Perretta	Member of the Board of Directors	October 30, 2015

EXHIBIT INDEX

Exhibit Number	Description

4.1	Third Amended and Restated Certificate of Incorporation of NetScout Systems, Inc. (filed as Exhibit 3.3, 4.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-76843), filed with the Commission on April 22, 1999 and incorporated herein by reference).

4.2	Composite copy of Amended and Restated By-laws of NetScout Systems, Inc. (filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 000-26251), filed with the Commission on July 17, 2014 and incorporated herein by reference).

4.3	Form of Common Stock Certificate of the Registrant (filed as Exhibit 4.3 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended March 31, 2001 (File No. 000-26251), filed with the Commission on June 29, 2001 and incorporated herein by reference).

5.1 *	Opinion of Cooley LLP.

23.1 *	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

23.2 *	Consent of Cooley LLP. Reference is made to Exhibit 5.1.

24.1 *	Power of Attorney. Reference is made to the signature page hereto.

99.1	NetScout Systems, Inc. 2007 Equity Incentive Plan, as amended (filed as Appendix A to the Registrant’s Definitive Proxy Statement on Schedule 14A (File No. 000-26251), filed with the Commission on July 28, 2015 and incorporated herein by reference).

99.2	NetScout Systems, Inc. Form of Restricted Stock Unit Agreement and Terms and Conditions with respect to the NetScout Systems, Inc. 2007 Equity Incentive Plan (filed as Exhibit 99.2 to the Registrant’s Registration Statement on Form S-8 (File No. 333-148364), filed with the Commission on December 27, 2007 and incorporated herein by reference).

*	Exhibits marked with an asterisk (*) are filed herewith.